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                                    CONSENT

         We hereby consent to the use of our firm name in the SFX Broadcasting, Inc. ("SFX") Annual Report on Form 10-K for the year ended December 31, 1997 and consent to the incorporation by reference in the Registration Statements of SFX on Form S-3 (File Nos. 333-15669, 333-21127, 333-06793, 333-16995 and
333-29825) and on Form S-8 (File No. 333-26611).



                             /s/ Fisher Wayland Cooper Leader & Zaragoza L.L.P.

                                 FISHER WAYLAND COOPER LEADER & ZARAGOZA L.L.P.

Dated: March 16, 1998